Exhibit 99.12
Lease agreement for equipment

November 2, 2012

THIS LEASE AGREEMENT (hereinafter the "Lease Agreement") is executed by and between R & S Dionisio Real Estate and Equipment, LLC, a Colorado limited liability company (“R&S”), Dionisio Produce & Farms, LLC, a Colorado limited liability company (“DPF”) and Russell L. Dionisio (“Dionisio”) on the one hand and hereinafter referred to collectively as “Lessor” and TR Bessemer, LLC, a Colorado limited liability company (hereinafter “Lessee” or “TRF”), a wholly-owned entity of Two Rivers Water Company, a Colorado corporation (“TRWC”),  Lessor and Lessee may be individually referred to hereinafter as a "Party" and collectively as the "Parties."

In consideration of the promises and covenants herein, and which consideration is acknowledged to be sufficient, the Parties agree as follows:

1.	Lease. Lessor agrees to lease to TR Bessemer
a.	Housing. A residential structure, designed to meet federal regulations for H-2A housing located on or near is 1207 39th Lane Pueblo, CO 81006 (“Leased Premises”).
b.	Equipment. The following equipment:

1- 2510 John Deere tractor
1- 3020 John Deere tractor
2 - 4020 John Deere tractors
1-  180 Allis Chalmer
2 - Mitsubishi 5000 lb fork lifts
1- Nissan. 5000 lb fork lift
3 - grain trucks
1 - 10" grain auger
2 - 12000 bu grain bins
This equipment shall be collectively referred to as “Leased Equipment”

The Leased Premises and the Leased Equipment will be collectively referred to “Leased Assets”

2.	Rent. Dionisio shall lease the Leased Assets for $20,000 per year, payable annually on November 1. The agreement is on November 1, 2013.

3.	Term. The lease term is five (5) years starting on November 2, 2012.

4.	Representations and Warranties Relating to Leased Premises.
a.
Dionisio represents that it owns, or has authority to lease the Leased Premises to TR Bessemer as described herein.   Dionisio represents that it does not need any third party approvals or consents to execute this Lease Agreement.

b.
Dionisio represents: (1) that the Leased Premises is a residential structure built and designed to be compliant with Federal H-2A housing rules and regulations;  (2) The use of the Leased Premises as a residential structure designed to be compliant with Federal H-2A housing rules and regulations does not violate and laws, rules, regulations, or ordinances of the city, county, and state in which the Leased Premises are located.

c.	Dionisio represents that it is not aware of any environmental hazards or violations on or affecting the Leased Premises.

d.	This Lease Agreement includes all rights of access, including easements, which are appurtenant to the Leased Premises.

e.
This Lease Agreement shall not be construed to be or to give rise to a partnership relationship or joint venture.  Neither Party shall be responsible for each other’s debts, liabilities or obligations, or for any injuries, accidents or damages caused by the other to third parties.

f.	This Lease Agreement shall supersede any other existing leases relating to the Leased Property.

g.	For any lease year, TR Bessemer shall be responsible for repair or maintenance the Leased Premises.

h.
TR Bessemer may (but is not required to), during the term of the lease, construct or install improvements to the Leased Premises.  Any such improvements shall remain the property of TR Bessemer and TR Bessemer may remove the same at the end of the lease term without further obligation to TR Bessemer.

i.
TR Bessemer  shall  be  responsible for  and  shall  keep  current  all  property taxes,  ad valorem and other taxes on the Leased Premises and shall comply with all governmental regulations and requirements that are applicable to the Leased Premises. TR Bessemer shall maintain appropriate insurance coverage on the Leased Premises.

5.	Representations and Warranties related to Leased Equipment.

a.
Repairs and Maintenance. Dionisio is required to supply the Leased Equipment in good operating condition.  TR Bessemer agrees that it will pay all cost of repairs during the rental period, including labor, material, parts and other items, except for normal wear and tear.

b.
Insurance.  TR Bessemer, at its own expense, shall carry and maintain in force at all times during the term of this Lease Agreement insurance of the type and minimum coverage limits as follows: (1) Commercial General Liability - $1,000,000 per occurrence; (2) Property/Casualty insurance – with coverage limits sufficient to cover the full replacement cost of the Equipment.

6.
Assignment and Sublease.  TR Bessemer shall have the right without Dionisio's consent, to assign this Lease Agreement to an entity under common control with TR Bessemer, or to a purchaser of substantially all of TR Bessemer’s stock or assets.

7.	Default.

(a)
If default shall at any time be made by TR Bessemer in the payment of rent when due to Dionisio as herein provided, and if said default shall continue for forty-five (45) days after written notice thereof shall have been given to TR Bessemer by Dionisio, or if default shall be made in any of the other covenants or conditions to be kept, observed and performed by TR Bessemer, and such default shall continue for sixty (60) days after notice thereof in writing to TR Bessemer by Dionisio without correction thereof then having been commenced and thereafter diligently prosecuted, Dionisio may declare the term of this Lease ended and terminated by giving TR Bessemer written notice of such intention, and if possession of the Leased Premises is not surrendered, Dionisio may reenter said premises.  Dionisio shall use reasonable efforts to mitigate its damages.

(b)
If there is a default with respect to any of Dionisio's covenants, warranties or representations under this Lease, and if the default continues more than fifteen (15) days after notice in writing from TR Bessemer to Dionisio specifying the default, TR Bessemer may, at its option and without affecting any other remedy hereunder, cure such default and deduct the cost thereof from the next accruing installment or installments of rent payable hereunder until TR Bessemer shall have been fully reimbursed for such expenditures.  If this Lease terminates prior to TR Bessemer's receiving full reimbursement, Dionisio shall pay the unreimbursed balance to TR Bessemer on demand.

8. Quiet Possession. Dionisio covenants and warrants that upon performance by TR Bessemer of its obligations hereunder, Dionisio will keep and maintain TR Bessemer in exclusive, quiet, peaceable and undisturbed and uninterrupted possession of the Leased Assets during the term of this Lease Agreement.

9.  Brokers. Both Parties represents that this Lease was not initiated by any real estate broker or agent and that neither party has otherwise engaged in any activity which could form the basis for a claim for real estate commission, brokerage fee, finder's fee or other similar charge, in connection with this Lease.

10. Waiver. No waiver of any default of TR Bessemer or Dionisio hereunder shall be implied from any omission to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by TR Bessemer or Dionisio shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

11. Headings. The headings used in this Lease Agreement are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this Lease Agreement.

12. Successors. The provisions of this Lease Agreement shall extend to and be binding upon TR Bessemer and Dionisio and their respective legal representatives, successors and assigns.

13. Consent. Dionisio shall not unreasonably withhold or delay its consent with respect to any matter for which Dionisio's consent is required or desirable under this Lease Agreement.

14. Compliance with Law. TR Bessemer shall comply with all laws, orders, ordinances and other public requirements now or hereafter pertaining to TR Bessemer's use of the Leased Premises.   Dionisio shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Leased Premises.

15. Final Agreement. This Lease Agreement represents the entire agreement between the Parties relating to the subject matter of this Lease Agreement and supersedes any and all oral agreements or representation.  This Lease Agreement may be modified only by a further writing that is duly executed by both parties.

16. Signs.  TR Bessemer shall have the right to place on the Leased Premises, at locations selected by TR Bessemer, any signs which are permitted by applicable zoning ordinances and private restrictions.

17. Governing Law. This Agreement shall be governed, construed and interpreted by, through and under the Laws of the State of Colorado.

18. Notice. Any notice required or permitted under this Lease Agreement shall be deemed sufficiently given or served if sent by United States certified mail, return receipt requested, addressed as follows:

If to TR Bessemer at:

Attn: Wayne Harding
2000 S. Colorado Blvd.
Tower One Suite 3100
Denver, CO 80222
WHarding@2RiversWater.com

If to Lessor to:

Attn:  Russell Dionisio
38810 Hwy 50 East
Vineland, CO 81006
Lessor and Lessee shall each have the right from time to time to change the place notice is to be given under this paragraph by written notice thereof to the other party.

SELLER:

R & S Dionisio Real Estate and Equipment, LLC, a Colorado limited liability company
By: /s/ Russell Dionisio
Title:  Managing Member

Dionisio Produce & Farms, LLC a Colorado limited liability company
By:           /s/ Russell Dionisio
Title:  Managing Member

BUYER:

TR Bessemer, LLC, a Colorado limited liability company
By:  /s/ Wayne Harding
Its:  Manager

TRWC, INC., a Colorado corporation d/b/a
Two Rivers Water Company
By:  /s/ Wayne Harding,  CFO